Exhibit 99.1

The Glimpse Group Announces the Acquisition of its 10th Subsidiary

Company: Auggd, an Augmented Reality Software and Services Company,

and the Establishment of Glimpse Australia

Asset Acquisition ushers Glimpse into the Architecture, Engineering and Construction (AEC) segment and entrance into the Australian enterprise markets

NEW YORK, August 16, 2021 — The Glimpse Group, Inc. (NASDAQ: VRAR) (“Glimpse” or the “Company”), a diversified Virtual Reality and Augmented Reality (“VR” and “AR”) platform company providing enterprise-focused VR and AR software & services solutions, announced today that on August 13, 2021, it acquired the assets of Augmented Reality Investments Pty Ltd, an Australia based company (“Auggd“).

Auggd (https://auggd.com/) provides AR software and services to the AEC industry in Australia, Europe, and the US, creating experiences that visualize buildings, bridges, roads and underground services at true scale in their real-world environments. These can result in improved building, lower construction costs, clearer planning and impactful marketing. Since its inception approximately eight years ago, Auggd has generated over $2MM in aggregate revenue and has successfully deployed hundreds of mobile AR apps across a broad range of industry sectors.

Video Link: https://vimeo.com/586889339

The acquisition was structured as an asset acquisition and no liabilities were assumed by Glimpse. The transaction is equity based only (no cash consideration) and includes an initial nominally dilutive issuance of common shares, with the majority of future equity based acquisition payments subject to the achievement of significant Auggd revenue growth milestones over the next three years. Auggd has historically been cash flow neutral-to-positive and the acquisition is expected to be immediately accretive to Glimpse.

Matthias Krampe, Co-Founder and Head of Business Development at Auggd, is expected to move to the US to lead it as its General Manager under Glimpse. His focus will be to expand Auggd’s presence in the US, while simultaneously supporting and growing the existing Australian and European base.

Mr. Krampe commented, “We are thrilled to join Glimpse’s diverse and robust ecosystem of VR & AR companies. We expect to leverage Glimpse’s diverse base of top tier customers and relationships across industries to propel our growth in the AEC markets in the US. In parallel, our proprietary software and services will be integrated with Glimpse’s technology platforms, further strengthening it to the benefit of all Glimpse companies. In addition, our existing operations in Australia and customer base will form the initial base of Glimpse’s operations in Australia (“Glimpse Australia”).

Lyron Bentovim, President & CEO of The Glimpse Group said: “The AEC market represents a significant strategic market opportunity for Glimpse. We believe that Auggd is well positioned to capture an increasing share and drive adoption of these novel technologies. We welcome Matthias and his team to Glimpse and look forward to his leadership in building out Glimpse’s AEC client pipeline in the US as well as Australia and Europe.

Mr. Bentovim continued: “In addition, Auggd has built a respected reputation in Australia with clients across industries that also include automotive, consumer goods and technology, sales and marketing, and education. The acquisition represents a unique opportunity for Glimpse to enter the continent. The establishment of Glimpse Australia will allow us to introduce our plethora of enterprise focused VR/AR companies and solutions to the Australian market, which we believe is often overlooked by US companies yet has tremendous growth potential. With a base of operations in place locally, we may also seek to add other Australian VR/AR companies to Glimpse Australia over time, thereby creating a true Glimpse hub.”

About Auggd

Auggd is a specialized AR software development and services company based in Sydney, Australia. Since its inception in 2014, Auggd has been focused on developing and delivering enterprise solutions, products and services tailored specifically for the Architecture, Engineering, Construction (AEC) sector to visualize design intent to all stakeholders throughout the project lifecycle in order to reduce the costs associated with rework. For more information on Auggd, please visit https://auggd.com/

About The Glimpse Group, Inc

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The Glimpse Group (NASDAQ: VRAR) is a diversified Virtual and Augmented Reality platform company, comprised of multiple VR and AR software & services companies, and designed with the specific purpose of cultivating companies in the emerging VR/AR industry. Glimpse’s unique business model simplifies challenges faced by VR/AR companies and creates a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into the emerging VR/AR industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Company Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

(917) 292-2685

maydan@theglimpsegroup.com

Investor Relations:

Mark Schwalenberg, CFA

Director

MZ Group – North America

312-261-6430

Glimpse@mzgroup.us

www.mzgroup.us